                                                                    EXHIBIT 12.1

                       California Steel Industries, Inc.
                      Ratios of Earnings to Fixed Charges
                            (dollars in thousands)

                                                     Three Months
                                                    Ended March 31,                        Year Ended December 31,
                                                ----------------------  -----------------------------------------------------------
                                                   1999        1998        1998        1997        1996        1995        1994
                                                ----------  ----------  ----------  ----------  ----------  ----------  -----------
                                                ----------  ----------  ----------  ----------  ----------  ----------  -----------
Income before income taxes                          15,518      10,655      42,570      47,671      69,866      39,059       56,648
Fixed charges                                        4,112       4,347      19,645      16,642      12,578      17,018       10,524
Amortization of capitalized interest                   162         141         609         409         198         198           17
Capitalized Interest                                  (119)       (214)     (1,940)     (1,952)     (1,667)        -         (1,593)
                                                ----------  ----------  ----------  ----------  ----------  ----------  -----------
   Earnings                                         19,673      14,929      60,884      62,770      80,975      56,275       65,596

Imputed Interest relating to rental expense            133          56         169          83          58          52           52
Interest expense (incl cap amount)                   3,977       4,291      19,476      16,559      12,520      16,966       10,472
                                                ----------  ----------  ----------  ----------  ----------  ----------  -----------
   Fixed Charges                                     4,112       4,347      19,645      16,642      12,578      17,018       10,524

Ratio of earnings to fixed charges                     4.8x        3.4x        3.1x        3.8x        6.4x        3.3x         6.2x
                                                ==========  ==========  ==========  ==========  ==========  ==========  ===========